UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. __)

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Stamford Industrial Group, Inc.

(Name of Registrant as Specified In Its Charter)
_____________________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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STAMFORD INDUSTRIAL GROUP, INC.
One Landmark Square
Stamford, Connecticut 06901

May 18, 2009
To Our Stockholders:

On behalf of the Board of Directors of Stamford Industrial Group, Inc., I cordially invite you to attend the Annual Meeting of Stockholders to be held on Tuesday, June 23, 2009, at 10:00 a.m., Eastern Daylight Time, at our principal executive offices located at One Landmark Square, 21st Floor, Stamford, Connecticut 06901. The accompanying Notice of Meeting and Proxy Statement cover the details of the matters to be presented.

A copy of the 2008 Annual Report is included in this mailing.

REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING, I URGE YOU TO VOTE AS SOON AS POSSIBLE BY COMPLETING AND RETURNING YOUR PROXY CARD. YOUR VOTE IS IMPORTANT AND WILL BE GREATLY APPRECIATED. RETURNING YOUR PROXY CARD WILL ENSURE THAT YOUR VOTE IS COUNTED IF YOU LATER DECIDE NOT TO ATTEND THE ANNUAL MEETING.

Cordially, STAMFORD INDUSTRIAL GROUP, INC. Al Weggeman President and Chief Executive Officer

STAMFORD INDUSTRIAL GROUP, INC.

Notice Of Annual Meeting Of Stockholders

To Be Held June 23, 2009

To Our Stockholders:

You are cordially invited to attend the Annual Meeting of Stockholders, and any adjournments or postponements thereof (the “Meeting”), of Stamford Industrial Group, Inc., which will be held on Tuesday, June 23, 2009, at 10:00 a.m, Eastern Daylight Time, at our principal executive offices located at One Landmark Square, 21st Floor, Stamford, Connecticut 06901, for the following purposes:

1.	To elect three members to serve on the Board of Directors until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified (Proposal 1); and

2.
To transact such other business as may properly come before the Meeting, including the consideration of any procedural matters incident to the conduct of the Meeting, such as the postponement of the Meeting in order to solicit additional proxies to vote in favor of the matters presented at the Meeting.

Stockholders of record at the close of business on April 27, 2009 are entitled to notice of and to vote at the meeting.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on June 23, 2009: This proxy statement and form of proxy card, along with our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, are available at www.stamfordig.com.

YOUR VOTE IS IMPORTANT. PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING. RETURNING YOUR PROXY CARD WILL ENSURE THAT YOUR VOTE IS COUNTED IF YOU LATER DECIDE NOT TO ATTEND THE ANNUAL MEETING.

By order of the Board of Directors Jonathan LaBarre Secretary

May 18, 2009

STAMFORD INDUSTRIAL GROUP, INC.
One Landmark Square
Stamford, Connecticut 06901

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON
June 23, 2009

INTRODUCTION

Proxy Solicitation and General Information

This Proxy Statement and the enclosed form of proxy card (the “Proxy Card”) are being furnished to the holders of common stock, par value $.0001 per share, of Stamford Industrial Group, Inc., a Delaware corporation (which is sometimes referred to in this Proxy Statement as “Stamford Industrial Group,” the “Company,” “we,” “our” or “us”) in connection with the solicitation of proxies by our Board of Directors for use at the Annual Meeting of Stockholders to be held on Tuesday, June 23, 2009, at 10:00 a.m., Eastern Daylight Time, at our principal executive offices located at One Landmark Square, 21st Floor, Stamford, Connecticut 06901, and at any adjournments or postponements thereof (the “Meeting”). This Proxy Statement and the Proxy Card are first being sent to stockholders on or about May 18, 2009.

At the Meeting, stockholders will be asked:

1.	To elect three members to serve on the Board of Directors until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified (Proposal 1); and

2.
To transact such other business as may properly come before the Meeting, including the consideration of any procedural matters incident to the conduct of the Meeting, such as the postponement of the Meeting in order to solicit additional proxies to vote in favor of the matters presented at the Meeting.

The Board of Directors has fixed the close of business on April 27, 2009 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting. Each such stockholder will be entitled to one vote for each share of common stock held on all matters to come before the meeting and may vote in person or by proxy authorized in writing.

Stockholders are requested to complete, sign, date and promptly return the enclosed Proxy Card in the enclosed envelope.  Most beneficial owners whose stock is held in street name do not receive the Proxy Card. Instead, they receive voting instruction forms from their bank, broker or other agent. Beneficial owners may also be able to vote by telephone or the Internet.  Beneficial owners should follow the instructions on the voter instruction form or proxy ballot they receive from their bank, broker or other agent.

Our Board of Directors has selected Warren B. Kanders and Albert W. Weggeman, and each of them, to serve as “Proxyholders” for the Meeting.  Proxy Cards which are not revoked will be voted at the Meeting in accordance with instructions contained therein. If the Proxy Card is signed and returned without instructions, the shares will be voted FOR the election of each nominee for director named in this Proxy Statement (Proposal 1).

A stockholder who so desires may revoke a Proxy Card previously submitted by him at any time before it is voted at the meeting by: (i) delivering written notice to us at Stamford Industrial Group, Inc., One Landmark Square, 21st Floor, Stamford, Connecticut 06901 c/o Jonathan LaBarre, Secretary; (ii) duly executing and delivering a Proxy Card bearing a later date; or (iii) casting a ballot at the Meeting. Attendance at the Meeting will not in and of itself constitute a revocation of a proxy.

The Board of Directors knows of no other matters that are to be brought before the Meeting other than as set forth in the Notice of Meeting. If any other matters properly come before the Meeting, the persons named in the enclosed Proxy Card or their substitutes will vote in accordance with their best judgment on such matters.

Record Date; Shares Outstanding And Entitled To Vote; Quorum

Only stockholders as of the close of business on April 27, 2009 (the “Record Date”) are entitled to notice of and to vote at the Meeting. As of April 27, 2009, there were 8,646,912 shares of our common stock outstanding and entitled to vote, with each share entitled to one vote. See “Beneficial Ownership of Company Common Stock By Directors, Officers And Principal Stockholders” for information regarding the beneficial ownership of our common stock by our directors, executive officers and stockholders known to us to own or control 5% or more of our common stock. The presence at the Meeting, in person or by duly authorized proxy of the holders of a majority of the shares of common stock entitled to vote, constitute a quorum for this Meeting.

Our common stock is quoted on the OTC Pink Sheets Electronic Quotation Service under the symbol “SIDG.PK”. As of the Record Date, the reported closing price for the common stock as quoted on the OTC Pink Sheets Electronic Quotation Service was $1.70. Stockholders are urged to obtain the current market quotation for the shares of our common stock.

Required Votes

The presence at the Meeting, in person or by duly authorized proxy, of the holders of a majority of the outstanding shares of common stock entitled to vote constitutes a quorum for the transaction of business. Each share of Stamford Industrial Group’s common stock entitles the holder to one vote on each matter presented for stockholder action. The affirmative vote of a plurality of the votes cast in person or by proxy is necessary for the election of each nominee as a director (Proposal 1).

Since the affirmative vote of a plurality of votes cast is required for the election of directors (Proposal 1), abstentions and “broker non-votes” will have no effect on the outcome of such election.

An inspector of elections appointed by us will tabulate votes at the Meeting.

Brokers holding shares for beneficial owners must vote those shares according to the specific instructions they receive from beneficial owners. If specific instructions are not received, brokers may be precluded from exercising their discretion, depending on the type of proposal involved.  Brokers have such discretion to vote absent instructions with respect to certain “routine” matters but not with respect to matters that are considered “non routine.”  An uncontested election of directors is currently considered to be a “routine” matter.  Accordingly, if you are a beneficial stockholder and your broker holds your shares in its name, the broker is permitted to vote your shares on Proposal 1 even if the broker does not receive voting instructions from you.

Shares as to which brokers have not exercised discretionary authority or received instructions from beneficial owners are considered “broker non-votes,” and will be counted for purposes of determining whether there is a quorum.

Proxy Solicitation; Expenses

The Company will bear the costs of the solicitation of proxies for the Meeting. Our directors, officers and employees may solicit proxies from stockholders by mail, telephone, e-mail, personal interview or otherwise. Such directors, officers and employees will not receive additional compensation but may be reimbursed for out-of-pocket expenses in connection with such solicitation. Brokers, nominees, fiduciaries and other custodians have been requested to forward soliciting material to the beneficial owners of our common stock held of record by them and such parties will be reimbursed for their reasonable expenses.

List of Stockholders

In accordance with Delaware General Corporation Law (the “DGCL”), a list of Stockholders entitled to vote at the Meeting will be available for ten days prior to the Meeting, for any purpose germane to the Meeting, between the hours of 10:00 a.m. and 5:00 p.m., local time, at our offices at One Landmark Square, 21st Floor, Stamford, Connecticut 06901.

Voting Confidentiality

Proxies, ballots, and voting tabulations are handled on a confidential basis to protect your voting privacy. This information will not be disclosed to unrelated third parties except as required by law.

IT IS DESIRABLE THAT AS LARGE A PROPORTION AS POSSIBLE OF THE STOCKHOLDERS’ INTERESTS BE REPRESENTED AT THE MEETING. THEREFORE, EVEN IF YOU INTEND TO BE PRESENT AT THE MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD TO ENSURE THAT YOUR STOCK WILL BE REPRESENTED. IF YOU ARE PRESENT AT THE MEETING AND DESIRE TO DO SO, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON BY GIVING WRITTEN NOTICE TO THE SECRETARY OF THE COMPANY. AS PROMPTLY AS POSSIBLE, PLEASE RETURN YOUR EXECUTED PROXY CARD.

BENEFICIAL OWNERSHIP OF COMPANY COMMON STOCK BY

DIRECTORS, OFFICERS AND PRINCIPAL STOCKHOLDERS

The following table sets forth as of April 27, 2009 certain information regarding the beneficial ownership of the common stock outstanding by (i) each person known to us to own or control 5% or more of our common stock, (ii) each of our directors and nominees, (iii) each of our “Named Executive Officers” (as defined in Item 402(a)(3) of Regulation S-K), set forth in the summary compensation table on page 24, and (iv) our Named Executive Officers, directors and nominees as a group. Unless otherwise indicated, each of the stockholders shown in the table below has sole voting and investment power with respect to the shares beneficially owned. Unless otherwise indicated, the address of each person named in the table below is c/o Stamford Industrial Group, Inc., One Landmark Square, 21st Floor, Stamford, Connecticut 06901.

Name	Common Stock Beneficially Owned (1)		Percentage of Common Stock (2)

Warren B. Kanders and Kanders & Company, Inc.	2,834,834	(3)	32.8%

White Rock Capital Management, L.P. 3131 Turtle Creek Boulevard, Suite 800 Dallas, Texas 75219	770,500	(4)	8.9%

Nicholas Sokolow	168,505	(5)	1.9%

Albert W. Weggeman	221,459	(6)	2.6%

David A. Jones	32,250	(7)	*

Paul Vesey	31,765		*

Jonathan LaBarre	16,666	(8)	*

All directors, nominees for directors and named executive officers as a group (6 persons)	3,305,479	(9)	38.2%

* Less than one percent

(1)
As used in this table, a beneficial owner of a security includes any person who, directly or indirectly, through contract, arrangement, understanding, relationship or otherwise has or shares within 60 days of April 27, 2009: (a) the power to vote, or direct the voting of, such security or (b) investment power which includes the power to dispose, or to direct the disposition of, such security.

(2)	Percentage of beneficial ownership is based on 8,646,912 shares of common stock outstanding as of April 27, 2009.

(3)
Includes 1,125,660 shares of common stock issuable upon conversion of the 2% ten-year Convertible Subordinated Note due April 21, 2014 (the “Note”) issued by the Company to Olden Acquisition LLC (“Olden”) on April 21, 2004. The sole member of Olden is Kanders & Company, Inc. (“Kanders & Co.”), of which Warren B. Kanders is the sole shareholder and the President. Mr. Kanders disclaims beneficial ownership of the Note and the shares of common stock into which it is convertible. Also includes a stock grant of (i) 54,374 shares of common stock pursuant to the terms of the consulting agreement dated September 22, 2006 by and between the Company and Kanders & Co.; and (ii) 1,654,800 shares of common stock pursuant to the terms of the Equity Compensation Agreement dated September 22, 2006 by and between the Company and Kanders & Co. Mr. Kanders disclaims beneficial ownership of the shares of common stock granted pursuant to these agreements.

(4)	Based on a Schedule 13G/A filed on January 26, 2009, by White Rock Capital Management, L.P., White Rock Capital (TX), Inc., Mr. Thomas U. Barton, and Mr. Joseph U. Barton as a group.

(5)
Includes Mr. Sokolow’s options to purchase 2,250 shares of common stock that are presently exercisable or exercisable within 60 days of April 27, 2009.  Also includes 166,255 shares of common stock held by Comadets, LLC of which Mr. Sokolow is the Managing Member. Mr. Sokolow disclaims beneficial ownership of the shares of common stock held by Comadets, LLC.

(6)
Includes Mr. Weggeman’s options to purchase 221,459 shares of common stock that are presently exercisable or exercisable within 60 days of April 27, 2009.  Excludes (i) options to purchase 27,682 shares of common stock that are presently unexercisable and unexercisable within 60 days of April 27, 2009; (ii) 11,364 unvested shares of restricted common stock; (iii) $1,000,000 of restricted common stock issuable upon the Company achieving "Adjusted EBITDA" as defined in its 2007 Stock Incentive Plan, of at least $25,000,000 in a fiscal year of the Company; (iv) $1,000,000 of restricted common stock which shall be granted upon the Company achieving annual Adjusted EBITDA of at least $50,000,000 in a fiscal year of the Company; (v) $1,000,000 of restricted common stock which shall be granted upon the Company achieving annual Adjusted EBITDA of at least $75,000,000 in a fiscal year of the Company; and (vi) options to purchase 249,142 shares of common stock that shall vest and become exercisable upon the occurrence of both of the following events: (A) the Company's common stock reaching a price of at least $25.60 per share (subject to adjustment for stock splits and similar events) for 20 consecutive trading days, and (B) the aggregate amount of Adjusted EBITDA for any four consecutive calendar quarters, commencing with the calendar quarter beginning January 1, 2008, being not less than $70,000,000; provided, that, if the conditions specified in clauses (A) and (B) of this clause (vi) have not been satisfied on or before the fourth anniversary of the date of grant of such options, then the options described in this clause (vi) shall have lapsed without vesting.

(7)	Includes Mr. Jones’ options to purchase 2,250 shares of common stock that are presently exercisable or exercisable within 60 days of April 27, 2009.

(8)
Includes Mr. LaBarre’s options to purchase 16,666 shares of common stock that are presently exercisable or exercisable within 60 days of April 27, 2009.  Excludes options to purchase 33,334 shares of common stock that are presently unexercisable and unexercisable within 60 days of April 27, 2009.

(9)	See footnotes (3) and (5) through (8).

We are not aware of any material proceedings to which any of our directors, nominees for director, executive officers, affiliates of the foregoing persons or any security holder, including any owner of record or beneficially of more than 5% of any class of our voting securities, is a party adverse to us or has a material interest adverse to us.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws (the “Bylaws”) provide that the number of directors shall be fixed from time to time by a majority of the Board of Directors. Currently, the number of directors has been fixed at four directors. We currently have one vacant seat on our Board. We do not intend to fill the vacant seat on our Board at this time.

Our directors are elected annually at the Annual Meeting of Stockholders. Their respective terms of office continue until the next Annual Meeting of Stockholders and until their successors have been elected and qualified in accordance with our Bylaws. There are no family relationships among any of our directors or executive officers.

Unless otherwise specified, each Proxy Card received will be voted for the election of the three nominees for director named below to serve until the next Annual Meeting of Stockholders and until their successors shall have been duly elected and qualified. Each of the nominees has consented to be named a nominee in this Proxy Statement and to serve as a director if elected. Should any nominee become unable or unwilling to accept a nomination for election, the persons named in the enclosed Proxy Card will vote for the election of a nominee designated by the Board of Directors or will vote for such lesser number of directors as may be prescribed by the Board of Directors in accordance with our Bylaws.

The age and principal occupation for the past five years of each person nominated as a director is set forth below:

Warren B. Kanders, 51, has served as Non-Executive Chairman of our Board of Directors since October 3, 2006 and Executive Chairman of our Board of Directors from April 2004 to October 3, 2006. Since May 2007, Mr. Kanders has served as a director of Highlands Acquisition Corp., a publicly-held blank check company formed with a focus on acquiring a business in the healthcare industry. Mr. Kanders has served as the President of Kanders & Company, Inc. since 1990. Prior to the completion of the acquisition of Armor Holdings, Inc., formerly a New York Stock Exchange-listed company and a manufacturer and supplier of military vehicles, armed vehicles and safety and survivability products and systems to the aerospace & defense, public safety, homeland security and commercial markets, by BAE Systems plc on July 31, 2007, he served as the Chairman of the Board of Armor Holdings, Inc. since January 1996 and as its Chief Executive Officer since April 2003. Mr. Kanders has served as a member of the Board of Directors of Clarus Corporation since June 2002 and as the Executive Chairman of Clarus Corporation’s Board of Directors since December 2002.  Since November 2004, Mr. Kanders has served as the Chairman of the Board of Directors of Langer, Inc., a Nasdaq-listed provider of orthopedic and personal care products. From October 1992 to May 1996, Mr. Kanders served as Founder and Vice Chairman of the Board of Benson Eyecare Corporation, a distributor of eye care products and services. Mr. Kanders received a B.A. degree in Economics from Brown University.

Nicholas Sokolow, 59, has served as one of our directors since April 2004. Mr. Sokolow has also served as a member of the Board of Directors of Clarus Corporation since June 2002. Prior to the completion of the acquisition of Armor Holdings, Inc., by BAE Systems plc on July 31, 2007, Mr. Sokolow served as a member of the Board of Directors of Armor Holdings, Inc. since January 1996.  Since 2007, Mr. Sokolow has been practicing in the law firm of Lebow & Sokolow LLP. From 1994 to 2007, Mr. Sokolow was a partner at the law firm of Sokolow, Carreras & Partners. From June 1973 until October 1994, Mr. Sokolow was an associate and partner at the law firm of Coudert Brothers.

David A. Jones, 58, has served as one of our directors since June 2004. Mr. Jones has over 30 years experience as a senior executive with expertise in private wealth management and securities trading. Since January 2004, Mr. Jones has been the President of D.A. Jones LLC, where he serves as a professional trustee and independent advisor of high net worth individuals and families. From August 1994 until December 2003, Mr. Jones served as a managing director and the senior client executive at Deutsche Bank Private Wealth Management (formerly Bankers Trust). Since 1982, Mr. Jones has served on the board of trustees of The Jewish Home & Hospital Lifecare System in New York and served as its chairman from 1997 until 2001.

The affirmative vote of a plurality of the votes cast in person or by proxy at the Meeting is necessary for the election of directors (assuming a quorum of a majority of the outstanding shares of common stock is present).

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR EACH OF THE ABOVE-NAMED DIRECTOR NOMINEES.

GOVERNANCE OF THE COMPANY

Corporate Governance

Our Board of Directors is committed to sound and effective corporate governance practices. The Company’s management and our Board of Directors reviewed our corporate governance practices in light of the Sarbanes-Oxley Act of 2002. Based on that review, the Board of Directors maintains codes of ethics and conduct, corporate governance guidelines, committee charters, complaint procedures for accounting and auditing matters and an Audit Committee pre-approval policy. Although the Company is not listed on The NASDAQ Global Stock Market (the “NASDAQ”), it has modeled its corporate governance practices after the listing requirements of the NASDAQ.  Based on that review, the Board of Directors maintains codes of ethics and conduct, corporate governance guidelines, committee charters, complaint procedures for accounting and auditing matters and an Audit Committee pre-approval policy.

Corporate Governance Guidelines and Documents

The Code of Ethics for Senior Executive and Financial Officers, the Code of Business Conduct and Ethics for Directors, Officers and Employees, Complaint Procedures for Accounting and Auditing Matters, the Corporate Governance Guidelines, the Audit Committee Pre-Approval Policy, and the Charters of our Audit, Compensation and Nominating/Corporate Governance Committees were adopted by Stamford Industrial Group for the purpose of promoting honest and ethical conduct, promoting full, fair, accurate, timely and understandable disclosure in periodic reports required to be filed by Stamford Industrial Group, and promoting compliance with all applicable rules and regulations that apply to Stamford Industrial Group and its officers and directors. Our Codes of Ethics and Conduct, the Complaint Procedures for Accounting and Auditing Matters, the Corporate Governance Guidelines, and the Charters of our Audit, Compensation and Nominating/Corporate Governance Committees are available at www.stamfordig.com, our Internet website, at the tab “Governance”. In addition, you may request a copy of any such materials, without charge, by submitting a written request to: Stamford Industrial Group, Inc., c/o the Secretary, One Landmark Square, 21st Floor, Stamford, Connecticut 06901.

Board of Directors

Our Board of Directors is currently comprised of the following three members: Warren B. Kanders, Nicholas Sokolow, and David A. Jones. During fiscal 2008, the Board of Directors held eight meetings and has standing Audit, Compensation and Nominating/Corporate Governance Committees. During fiscal 2008, all of the directors then in office attended 100% of the total number of meetings of the Board of Directors and the Committees of the Board of Directors on which they served. Each of the members of our Board of Directors, who was also a director at the time, attended last year’s Annual Meeting of Stockholders which was held on June 2, 2008.

Director Independence

The Board of Directors has evaluated each of its directors’ independence from Stamford Industrial Group based on the definition of “independence” established by the NASDAQ. Based on the Board’s review and the NASDAQ definition of “independence”, the Board has determined that the Board is currently comprised of a majority of independent directors, consisting of each of the following directors: Messrs. Sokolow and Jones. The Board has also determined that each of the members of our Audit Committee is “independent” for purposes of Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

In accordance with the rules of the Commission and the listing requirements of NASDAQ, the Board of Directors has evaluated each of its directors’ independence from the Company based on the definition of “independence” established by NASDAQ. In its review of each director’s independence from the Company, the Board of Directors reviewed whether any transactions or relationships exist currently or, during the past year existed, between each director and the Company and its subsidiaries, affiliates, equity investors or independent registered public accounting firm. The Board of Directors also examined whether there were any transactions or relationships between each director and members of the senior management of the Company or their affiliates.

Stockholder Communications

Stockholders may send communications to the Board, or any committee thereof, by writing to the Board of Directors or any committee thereof at Stamford Industrial Group, Inc., c/o the Secretary, One Landmark Square, 21st Floor, Stamford, Connecticut 06901. The Secretary will distribute all stockholder communications to the intended recipients and/or distribute to the entire Board, as appropriate.

In addition, stockholders may also contact the non-management directors as a group or any individual director by writing to the non-management directors or the individual director, as applicable, at Stamford Industrial Group, Inc., One Landmark Square, 21st Floor, Stamford, Connecticut 06901.

Complaints Procedures

Complaints and concerns about accounting, internal accounting controls or auditing or related matters pertaining to the Company may be submitted by writing to the Chairman of the Audit Committee as follows: Stamford Industrial Group, Inc., c/o Chairman of the Audit Committee, One Landmark Square, 21st Floor, Stamford, Connecticut 06901. Complaints may be submitted on a confidential and anonymous basis by sending them in a sealed envelope marked “Confidential.” The Company has a toll-free number with an independent service provider to facilitate such reporting. Employees should report their concerns by calling 888-883-1499. The independent service provider will then make a report of the caller’s concerns to the Audit Committee Chair and the Company’s outside counsel.

Audit Committee

The Audit Committee is responsible for the oversight and evaluation of (i) the qualifications, independence and performance of our independent auditors; (ii) the performance of our internal audit function; and (iii) the quality and integrity of our financial statements and the effectiveness of our internal control over financial reporting. In addition, the committee recommends to the Board of Directors the appointment of independent auditors and analyzes the reports and recommendations of such auditors. The committee also prepares the Audit Committee report required by the rules of the Securities and Exchange Commission, and the report is included in this proxy statement beginning on page 16.

Our Audit Committee is currently comprised of Messrs. Sokolow and Jones, with Mr. Sokolow serving as the Chairman, both of whom were determined by the Board to be independent of Stamford Industrial Group based on the NASDAQ’s definition of “independence”. Our Board of Directors currently does not have an audit committee financial expert (as such term is defined under the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder) serving on its Audit Committee. However, the Board of Directors is looking for and considering candidates to appoint to the Board of Directors and the Audit Committee who will serve on the Audit Committee as an audit committee financial expert.

The duties of the Audit Committee of our Board, which are specified in the charter of the Audit Committee, include but are not limited to:

•
Reviewing and discussing with management and the independent auditors the annual audited financial statements, and recommending to our Board of Directors whether the annual audited financial statements should be included in our Form 10-K;

•	Discussing with management and the independent auditors significant financial reporting issues and judgments made in connection with the preparation of our financial statements;

•	Discussing with management major risk assessment and risk management policies;

•	Monitoring the independence of the independent auditors;

•	Verifying the rotation of the lead or (coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

•	Reviewing and approving all related party transactions;

•	Inquiring and discussing with management our compliance with applicable laws and regulations;

•	Pre-approving all audit services and permitted non-audit services to be performed by our independent auditors, including the fees and terms of the services to be performed;

•	Appointing and replacing the independent auditors;

•
Determining the compensation and oversight of the work of the independent auditors (including resolution of disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing and issuing an audit report or related work;

•
Establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies; and

•	Approving reimbursement of expenses incurred by our management team in identifying potential target businesses.

The Audit Committee met seven times during fiscal 2008. The Board of Directors has adopted a written Charter for the Audit Committee, a copy of which was attached to our Proxy Statement for the Annual Meeting of Stockholders held on June 23, 2004 and is available at www.stamfordig.com, our Internet website, at the tab “Governance”.

Compensation Committee

The Compensation Committee reviews recommendations for executive compensation, including incentive compensation and stock incentive plans and makes recommendations to the Board of Directors concerning levels of compensation of our executive officers and other key managerial personnel as well as the adoption of incentive and stock plans. Pursuant to the Compensation Committee’s charter (a copy of which is available at www.stamfordig.com, our Internet website, at the tab “Governance”), the Compensation Committee generally has the authority to do each of the following:

•
To assist the Board of Directors in developing and evaluating potential candidates for executive positions, including the Chief Executive Officer, and to oversee the development of executive succession plans.

•
To review and approve corporate goals and objectives with respect to compensation for the Company’s Chief Executive Officer, evaluate the Chief Executive Officer’s performance in light of those goals and objectives, and, either as a committee or together with the other independent directors, determine and approve the Chief Executive Officer’s compensation level based on this evaluation. In determining the long-term incentive component of the Chief Executive Officer’s compensation, the Committee shall consider the Company’s performance and relative stockholder return, the value of similar incentive awards to chief executive officers at comparable companies, and the awards given to the Company’s Chief Executive Officer in past years.

•
To make recommendations to the Board of Directors with respect to Non-Chief-Executive Officer compensation, incentive-compensation plans and equity-based plans. The Committee shall also provide oversight of management’s decisions concerning the performance and compensation of other Company officers.

•
To review the Company's incentive compensation and other stock-based plans and recommend changes in such plans to the Board of Directors as needed. The Committee shall have and shall exercise all the authority of the Board of Directors with respect to the administration of such plans.

•	To produce the compensation committee report on executive compensation to be included in the Company’s proxy statement.

•	To review on an annual basis director compensation and benefits.

The Compensation Committee shall have authority to retain such compensation consultants, outside counsel and other advisors as the Compensation Committee may deem appropriate in its sole discretion. Our Compensation Committee is currently comprised of Messrs. Sokolow and Jones, both of whom were determined by the Board to be independent of Stamford Industrial Group. The Compensation Committee does not formally meet on a regular basis, but only as circumstances require. The Compensation Committee met one time during fiscal 2008 and also held numerous discussions during fiscal 2008.

Nominating/Corporate Governance Committee

The purpose of the Nominating/Corporate Governance Committee is to identify, evaluate and nominate candidates for election to the Board of Directors as well as review Stamford Industrial Group’s corporate governance guidelines and other related documents for compliance with applicable laws and regulations such as the Sarbanes-Oxley Act of 2002 and the NASDAQ’s listing requirements. The Nominating/Corporate Governance Committee considers all qualified candidates identified by members of the Committee, by other members of the Board of Directors, and by senior management.  The Nominating/Corporate Governance Committee will consider nominees recommended by stockholders. Information with respect to a proposed nominee should be provided in writing to Stamford Industrial Group, Inc., c/o the Secretary at One Landmark Square, 21st Floor, Stamford, Connecticut 06901, who will submit them to the committee for its consideration. Such information shall include the name of the nominee, and such information with respect to the nominee as would be required under the rules and regulations of the Securities and Exchange Commission to be included in our Proxy Statement if such proposed nominee were to be included therein, as well as a consent executed by the proposed nominee to serve as a director if elected as required by the rules and regulations of the Securities and Exchange Commission. In addition, the stockholder shall include a statement to the effect that the proposed nominee has no direct or indirect business conflict of interest with us, and otherwise meets our standards set forth below. See “Requirements For Submission Of Stockholder Proposals, Nomination Of Directors And Other Business Of Stockholders” for additional information on certain procedures that a stockholder must follow to nominate persons for election as directors. Our Nominating/Corporate Governance Committee is currently comprised of Messrs. Sokolow and Jones, with Mr. Sokolow serving as the Chairman, each of whom was determined by the Board to be independent from Stamford Industrial Group. A copy of the Nominating/Corporate Governance Committee’s Charter is available at www.stamfordig.com, our Internet website, at the tab “Governance”. The Nominating/Corporate Governance Committee did not formally meet during fiscal 2008.

Candidates for the Board of Directors should possess fundamental qualities of intelligence, honesty, perceptiveness, good judgment, maturity, high ethics and standards, integrity, fairness and responsibility; have a genuine interest in the Company; have no conflict of interest or legal impediment which would interfere with the duty of loyalty owed to the Company and its Stockholders; and have the ability and willingness to spend the time required to function effectively as a director of the Company. The Nominating/Corporate Governance Committee may engage third-party search firms from time to time to assist it in identifying and evaluating nominees for director. The Nominating/Corporate Governance Committee evaluates nominees recommended by Stockholders, by other individuals and by the search firms in the same manner, as follows: The Nominating/Corporate Governance Committee reviews biographical information furnished by or about the potential nominees to determine whether they have the experience and qualities discussed above; when a Board vacancy occurs or is anticipated, the Nominating/Corporate Governance Committee determines which of the qualified candidates to interview, based on the current needs of the Board and the Company, and members of the Nominating/Corporate Governance Committee meet with these individuals. If, after such meetings, the Nominating/Corporate Governance Committee determines to recommend any candidate to the Board for consideration, that individual is invited to meet with the entire Board. The Board then determines whether to select the individual as a director-nominee.

Director Summary Compensation Table

The following table summarizes the compensation paid to our non-employee directors for the fiscal year ended December 31, 2008:

Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($) (c)	Option Awards ($) (d)		Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (f)	All Other Compensation ($) (g)		Total ($) (h)
Warren B. Kanders	—	—	—		—	—	1,329,140	(1)	1,329,140
Nicholas Sokolow	—	—	0	(2)	—	—	—		—
David A. Jones	—	—	0	(2)	—	—	—		—

(1)
Although Mr. Kanders does not receive any additional compensation in his individual capacity as a director or our Non-Executive Chairman, compensation is payable to Kanders & Company pursuant to the terms of the consulting agreement discussed under the heading "Certain Relationships and Related Transactions" in this Proxy Statement.  In 2008, pursuant to the terms of the consulting agreement, Kanders & Company received $500,000 in cash and 46,158 shares of the Company’s common stock.

(2)
On September 24, 2008, the Board of Directors granted stock option awards to each of our non-employee directors to purchase 3,000 shares of the Company’s common stock at a price of $7.00 per share.  Valued using the December 31, 2008 market price of $3.25 per share of common stock

Discussion of Director Compensation

We do not provide our directors with cash compensation for their services as members of the Board of Directors, although directors are reimbursed for expenses in connection with attendance at Board and committee meetings. Directors are eligible to participate in our 2007 Stock Incentive Plan and from time to time, may receive discretionary option or stock grants under our 2007 Stock Incentive Plan.  On September 24, 2008, the Company’s Board of Directors granted a stock option award to each of our non-employee directors to purchase 3,000 shares of the Company’s common stock under the Company’s 2007 Stock Incentive Plan. It is noted that our Non-Executive Chairman devotes only as much of his time as is necessary to the affairs of the Company and also serves in various capacities with other public and private entities, including blank check companies and not-for-profit entities affiliated with Kanders & Company. Although Mr. Kanders does not receive any additional compensation in his individual capacity as a director or our Non-Executive Chairman, compensation is payable to Kanders & Company pursuant to the terms of the consulting agreement (the “Consulting Agreement”) discussed under the heading "Certain Relationships and Related Transactions" in this Proxy Statement.

In setting director compensation, the Company considers the significant amount of time that directors expend in fulfilling their duties on our Board and Board committees as well as the skill level required by the Company of members of the Board and the need to continue to attract highly qualified candidates to serve on our Board.  Director compensation arrangements are reviewed annually to maintain such standards.

Involvement in Certain Legal Proceedings

No director, executive officer, or person nominated to become a director or executive officer has, within the last five years: (i) had a bankruptcy petition filed by or against, or a receiver, fiscal agent or similar officer appointed by a court for, any property or any business of such person or entity with respect to which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (ii) been convicted in a criminal proceeding or is currently subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (iii) been subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities or practice; (iv) been found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been subsequently reversed, suspended or vacated.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Board of Directors has appointed an Audit Committee consisting of two directors. Each of the members of the Audit Committee is independent from Stamford Industrial Group and is financially literate as that qualification is interpreted by the Board of Directors. The Board of Directors has adopted a written charter with respect to the Audit Committee’s roles and responsibilities.

Management is responsible for Stamford Industrial Group’s internal control and the financial reporting process. The external auditor is responsible for performing an independent audit of Stamford Industrial Group’s consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

The Audit Committee has had various discussions with management and the independent auditors.  Management represented to us that Stamford Industrial Group’s consolidated financial statements were prepared in accordance with generally accepted accounting principles applied on a consistent basis, and we have reviewed and discussed the quarterly and annual earnings press releases and consolidated financial statements with management and the independent auditors. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees), as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit Committee has received the written disclosures and a letter from the independent registered public accounting firm as required by applicable requirements of the Public Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered accounting firm its independence from Stamford Industrial Group and its management. The Audit Committee also considers whether the independent registered accounting firm’s provision of audit and non-audit services to Stamford Industrial Group is compatible with maintaining the independent registered accounting firm’s independence.

The Audit Committee discussed with the independent auditors the overall scope and plans for its audit.  The Audit Committee discussed with the independent auditors, with and without management present, the results of its examinations, the evaluations of Stamford Industrial Group’s internal controls, and the overall quality and integrity of financial reporting.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in Stamford Industrial Group’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee of the Board of Directors:

Nicholas Sokolow (Chairman)
David A. Jones

PRINCIPAL ACCOUNTANT FEES AND SERVICES

Aggregate fees for professional services rendered for Stamford Industrial Group by (i) PricewaterhouseCoopers LLP for the fiscal years ended December 31, 2008 and 2007 and (ii) McGladrey & Pullen, LLP for the fiscal year ended December 31, 2007, were:

	PricewaterhouseCoopers LLP		McGladrey & Pullen, LLP
	Fiscal 2008 Fees	Fiscal 2007 Fees	Fiscal 2008 Fees	Fiscal 2007 Fees
Audit Fees	$662,000	$—	$346,698	$547,327
Audit-Related Fees	—	—	—	—
Tax Fees	—	—	42,900	50,000
All Other Fees	211,131	41,968	23,005	17,500
Total Fees	$873,131	$41,968	$412,603	$614,827

Audit Fees

The Audit Fees for the years ended December 31, 2008 and 2007, respectively, were for professional services rendered for the audit of our consolidated financial statements for the fiscal years ended December 31, 2008 and 2007, as applicable, and for the review of our consolidated financial statements included in our quarterly reports on Form 10-Q for fiscal 2008 and 2007, as applicable.

Tax Fees

Tax Fees as of the fiscal years ended December 31, 2008 and 2007, respectively, were for services related to tax compliance, including the preparation of tax returns and claims for refund, tax planning and advice, including assistance with tax services for net operating loss and sales tax matters and requests for rulings or technical advice from tax authorities.

All Other Fees

The All Other Fees as of the fiscal year ended December 31, 2008 and 2007 were related to consulting on other accounting matters including equity compensation modifications, tax compliance review on option awards and due diligence services in connection with potential acquisitions.

Auditor Independence

The Audit Committee has considered the non-audit services provided by McGladrey & Pullen, LLP and PricewaterhouseCoopers LLP and determined that the provision of such services had no effect on McGladrey & Pullen, LLP’s and PricewaterhouseCoopers LLP’s independence from Stamford Industrial Group.

AUDIT COMMITTEE PRE-APPROVAL POLICY AND PROCEDURES

The Audit Committee must review and pre-approve all audit and non-audit services provided by our independent registered public accountants, and has adopted a Pre-approval Policy. In conducting reviews of audit and non-audit services, the Audit Committee will determine whether the provision of such services would impair the auditor’s independence. The term of any pre-approval is 12 months from the date of pre-approval, unless the Audit Committee specifically provides for a different period. Any proposed services exceeding pre-approved fee ranges or limits must be specifically pre-approved by the Audit Committee.

Requests or applications to provide services that require pre-approval by the Audit Committee must be accompanied by a statement of the independent auditors as to whether, in the auditor’s view, the request or application is consistent with the Securities and Exchange Commission’s rules on auditor independence. Each pre-approval request or application must also be accompanied by documentation regarding the specific services to be provided.

Since the adoption of the Pre-approval Policy by the Audit Committee in April 2004, the Audit Committee has not waived the pre-approval requirement for any services rendered by our independent registered public accountants. All of the services of McGladrey & Pullen, LLP and PricewaterhouseCoopers LLP described above were pre-approved by the Audit Committee.

Appointment of Independent Registered Public Accounting Firm

Effective June 2, 2008, the Audit Committee of the Company dismissed McGladrey & Pullen, LLP, our independent certified public accountant, and appointed PricewaterhouseCoopers LLP as its independent auditors. This change was the result of an extensive search made at the request of the Audit Committee to review the services and costs associated with the external audit function.

McGladrey & Pullen, LLP’s report on the Company’s financial statements for the past two years did not contain an adverse opinion, disclaimer of opinion, or qualification or modification as to uncertainty, audit scope, or accounting principles.

During the two most recent fiscal years, there have been no disagreements with McGladrey & Pullen, LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of McGladrey & Pullen, LLP, would have caused it to make reference to the subject matter of the disagreement in connection with its report.

The Company (or someone on its behalf) has not consulted PricewaterhouseCoopers LLP during the two most recent fiscal years and the subsequent interim period proceeding June 2, 2008 regarding the application of accounting principles to a specified transaction or the type of audit opinion that might be rendered on the Company’s financial statements.

Our Board of Directors has selected PricewaterhouseCoopers LLP to audit our financial statements for fiscal year 2009. Ratification of the independent accountant is not required by our Bylaws, our Charter of the Audit Committee or applicable law.

Representatives of PricewaterhouseCoopers LLP are expected to be present at the Meeting and will have the opportunity to make a statement, if they so desire, and to respond to appropriate questions from stockholders.

EXECUTIVE OFFICERS

The following table sets forth the name, age and position of each of our current Named Executive Officers as of the date hereof. Our Named Executive Officers are appointed by and serve at the discretion of the Board of Directors of Stamford Industrial Group.

Name	Age	Position
Albert Weggeman	45	President and Chief Executive Officer
Jonathan LaBarre	39	Chief Financial Officer, Secretary and Treasurer
Paul Vesey	53	President and General Manager of Concord Steel

Albert W. Weggeman, 45, has served as President and Chief Executive Officer since October 3, 2006. From 2005 until 2006, he served as Interim President and Chief Operating Officer of Tyden Group, Inc. a global manufacturer of cargo security and product identification and traceability technology. From 2001 until 2005, Mr. Weggeman was Chief Operating Officer for Key Components LLC, a company specializing in the design and manufacture of engineered components for a broad range of OEM applications and customers. From 1999 until 2001, Mr. Weggeman was President of a General Electric Company subsidiary focused on the manufacture and sale of outdoor electrical products. Mr. Weggeman also served in various leadership roles in M&A, Marketing, Operations and Strategic Planning functions for multinational manufacturing companies. Mr. Weggeman graduated with an Electrical Engineering degree from Northeastern University in 1988 and an MBA from Kellogg Graduate School of Management in Chicago in 1992. He is also a graduate of General Electric Company’s Manufacturing Management Program.

Jonathan LaBarre, 39, has served as Chief Financial Officer, Secretary and Treasurer since December 1, 2006. Mr. LaBarre previously worked for Terex Corporation, a diversified global manufacturer, where he served as Senior Finance Manager, Corporate Finance since February 2002. From April 1999 until January 2002, Mr. LaBarre served in various finance leadership roles for Pratt & Whitney’s International Product Center, Division of United Technologies Corporation, a producer of aerospace, elevators and air conditioning products. Prior to that, from October 1997 until March 1999, Mr. LaBarre held various accounting and finance positions with The Stanley Works, an S&P 500 company. Mr. LaBarre graduated with a B.S. in Accounting from the Central Connecticut State University in 1994 and received a M.B.A. from Western New England College in 2000. Mr. LaBarre is a certified public accountant.

Paul Vesey, 53, has served as the President of Concord since October 3, 2006 and previously served as Concord’s Vice President from 1991 to 2006. Since 1980 Mr. Vesey has been employed by Concord in a variety of positions including Plant and General Manager with responsibilities that have included product development, sales and marketing.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

The Compensation Committee of the Board of Directors (the “Compensation Committee”) assists the Board in establishing compensation packages for Stamford Industrial Group’s executive officers and non-employee directors and administering Stamford Industrial Group’s incentive plans. The Compensation Committee is generally responsible for setting and administering the policies which govern annual executive salaries, raises and bonuses and certain awards of stock options and common stock, and, where applicable, compliance with the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “IRC”) and such responsibility is generally limited to the actions taken by the Compensation Committee, although at times the full Board has determined annual executive salaries, raises and, where the Company has determined that compliance with the provisions of Section 162(m) is not required, bonuses as well as grants of stock options and common stock without having first received recommendations from the Compensation Committee. From time to time, the Compensation Committee reviews our compensation packages to ensure that they remain competitive with the compensation packages offered by similarly-situated companies and continue to incentivize management and align management’s interests with those of our stockholders.

The Compensation Committee is comprised of two directors, each of whom has considerable experience in executive compensation issues. Each member of the Compensation Committee meets the independence requirements specified by the NASDAQ and by Section 162(m) of the IRC.

Executive Compensation Philosophy

The general philosophy of our executive compensation program is to attract and retain talented management while ensuring that our executive officers are compensated in a way that advances the interests of our stockholders. In pursuing these objectives, the Compensation Committee believes that it is critical that a substantial portion of each executive officer’s compensation be contingent upon our overall performance including the growth of the Company. The Compensation Committee is also guided by the principle that our compensation packages must be competitive, must support our overall strategy and objectives, and must provide significant rewards for outstanding financial performance while establishing clear consequences for underperformance. Annual bonuses and long-term awards for our executive officers should take into account not only objective financial goals, but also individual performance goals that reinforce our core values, which include leadership, accountability, ethics and corporate governance. It is the Compensation Committee’s responsibility to determine the performance goals for the performance-based compensation payable identified on the summary compensation table on page 24 in compliance with Section 162(m) of the IRC, subject to ratification by the Board, and to certify compliance with such goals before such compensation is paid. Subject to this limitation, the Compensation Committee may also make recommendations to the Board with respect to non-Chief Executive Officer compensation and, either alone or with the other independent members of our Board, to determine and approve our Chief Executive Officer’s compensation.

In determining the compensation packages for our executive officers, non-employee directors and Non-Executive Chairman of the Board of Directors, the Compensation Committee and the Board of Directors have evaluated the history and performance of Stamford Industrial Group, previous compensation practices and packages awarded to Stamford Industrial Group's executive officers and non-employee directors, and compensation policies and packages awarded to executive officers and non-employee directors at similarly-situated companies.

Use of Outside Consultants

The Compensation Committee has the authority to retain and terminate any independent compensation consultant and to obtain independent advice and assistance from internal and external legal, accounting and other advisors.

Compensation Program Components

Our executive compensation program emphasizes company performance, individual performance and an increase in stockholder value over time in determining executive pay levels. Our executive compensation program consists of three key elements: (i) annual base salaries; (ii) a performance-based annual bonus; and (iii) periodic grants of stock options and restricted stock. The Compensation Committee believes that this three-part approach best serves our and our stockholders’ interests by motivating executive officers to improve our financial position, holding executives accountable for the performance of the organizations for which they are responsible and by attracting key executives into our service. Under our compensation program, annual compensation for executive officers are composed of a significant portion of pay that is “at risk” – specifically, the annual bonus, stock options and restricted stock.

Annual Cash Compensation

Base Salary. In reviewing and approving the base salaries of our executive officers, the Compensation Committee considers the scope of work and responsibilities, and other individual-specific factors; the recommendation of the Chief Executive Officer (except in the case of his own compensation); compensation for similar positions at similarly-situated companies; and the executive's experience. Except where an existing agreement establishes an executive’s salary, the Compensation Committee reviews executive officer salaries annually at the end of the fiscal year and establishes the base salaries for the upcoming fiscal year. In 2008, the salaries for the Company’s Named Executive Officers were established pursuant to their respective employment agreements.

Performance-Based Annual Bonus. With regard to Section 162(m) of the IRC, the Compensation Committee establishes under its 2007 Annual Incentive Plan performance goals and then certifies the satisfaction of such performance goals prior to the payment of the performance-based bonus compensation. In reviewing and approving the annual performance-based bonus for our executive officers, the Compensation Committee may also consider an executive’s contribution to the overall performance of Stamford Industrial Group as well as annual bonuses awarded to persons holding similar positions at similarly-situated companies. In addition, cash bonuses may be awarded in the discretion of the Board, the Compensation Committee and the executive management of the Company.

In 2008, cash bonuses were awarded to Mr. LaBarre and Mr. Weggeman in the amount of $45,000 and $100,000 respectively. Additionally, the Company agreed to pay Mr. Weggeman an additional bonus of $100,000, payable in cash or equity at the option of the Company, subject to and upon the Company renewing its existing credit agreement or replacing such credit agreement with new financing. In granting the 2008 bonus awards to the Named Executive Officers, the Compensation Committee noted the individual contributions of the executives in 2008, including the Company’s relatively strong financial performance during the first three quarters of 2008, but specifically considered the Company’s fourth quarter of 2008 financial performance and certain other factors such as, the concentration of the Company’s customers, the Company’s inventory of higher priced steel as well as the weakness in the Company’s controls and procedures reported in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.

Equity-Based Compensation.  Executive officers of Stamford Industrial Group and other key employees who contribute to the growth, development and financial success of Stamford Industrial Group are eligible to be awarded stock options to purchase our common stock, shares of restricted common stock, and bonuses of shares of common stock under our equity incentive plans. Awards under this plan help relate a significant portion of an employee’s long-term remuneration directly to stock price appreciation realized by all our stockholders and aligns an employee’s interests with that of our stockholders. The Compensation Committee believes equity-based incentive compensation aligns executive and stockholder interests because (i) the use of a multi-year lock-up or vesting schedule for equity awards encourages executive retention and emphasizes long-term growth, and (ii) paying a significant portion of management’s compensation in our equity provides management with a powerful incentive to increase stockholder value over the long term.

There is no relationship between the timing of our equity award grants and our release of material, non-public information. Awards are generally granted at previously scheduled meetings of the Board and Compensation Committee and as required by our 2007 Stock Incentive Plan, options and stock awards are granted with an exercise price and valued equal to the fair market value of the Company’s common stock which is the closing price on the date of grant such awards.

Other than a restricted stock bonus award granted to Mr. Weggeman in 2008 in lieu of a cash bonus as compensation for fiscal year 2007 as disclosed in last year’s proxy statement, no new equity-based compensation awards were granted to our Named Executive Officers in 2008 as compensation.

Perquisites and Other Personal and Additional Benefits

Executive officers participate in other employee benefit plans generally available to all employees on the same terms as similarly situated employees.

The Company maintains a qualified 401(k) plan that provides for a Company contribution based on a matching schedule of a maximum of 20% up to the applicable IRS limits.

The Company also provides Named Executive Officers with perquisites and other personal benefits that the Company and the Compensation Committee believe are reasonable and consistent with its overall compensation program to better enable the Company to attract and retain superior employees for key positions. The Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to Named Executive Officers.

The costs to the Company associated with providing these benefits for executive officers named in the Summary Compensation Table are reflected in the “All Other Compensation” column of the Summary Compensation Table.

Accounting and Tax Considerations

Section 162(m) of the IRC generally disallows a tax deduction to public corporations for compensation other than performance-based compensation over $1,000,000 paid for any fiscal year to an individual who, on the last day of the taxable year, was (i) the chief executive officer or (ii) among the four other highest compensated executive officers whose compensation is required to be reported in the Summary Compensation Table contained herein. Compensation programs generally will qualify as performance-based if (1) compensation is based on pre-established objective performance targets, (2) the programs’ material features have been approved by stockholders, and (3) there is no discretion to increase payments after the performance targets have been established for the performance period. The Compensation Committee desires to maximize deductibility of compensation under Section 162(m) of the IRC to the extent practicable while maintaining a competitive, performance-based compensation program. However, the Compensation Committee also believes that it must reserve the right to award compensation which it deems to be in our best interest and our stockholders but which may not be tax deductible under Section 162(m) of the IRC.

Post-Employment and Other Events

Provisions contained within our employment agreements with our Named Executive Officers provide that termination, retirement, death, disability and change-in-control events may trigger the payment of certain compensation to the Named Executive Officers that is not available to all salaried members of the Company. Generally, our equity compensation agreements provide that equity awards that are subject to time vesting will vest in full upon a change in control and equity awards that vest upon the achievement of stock price or performance targets will not accelerate upon a change in control except at the discretion of the Compensation Committee or the Board.  A more detailed discussion of these changes in control arrangements is discussed under the headings “Employment Agreements” and “Potential Payments Upon Termination or Change in Control.”

Role of Executive Officers in Compensation Decisions

The Compensation Committee determines the total compensation of our Chief Executive Officer and oversees the design and administration of compensation and benefit plans for all of the Company’s employees. Certain executive officers, including the Chief Executive Officer and Chief Financial Officer may attend a portion of most regularly scheduled Compensation Committee meetings, excluding executive sessions. The Compensation Committee also obtains input from our legal, finance and tax functions, as appropriate.

Summary

The Compensation Committee believes that the total Named Executive Officer compensation package has been designed to motivate key management to improve the operations and financial performance of the Company, thereby increasing the market value of our common stock over the long term. The tables in this Executive Compensation section reflect the compensation structure established by the Compensation Committee.

Compensation Committee Report

The Company’s Compensation Committee of the Board has submitted the following report for inclusion in this Proxy Statement:

Our Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management. Based on our Compensation Committee’s review of and the discussions with management with respect to the Compensation Discussion and Analysis, our Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement for filing with the Securities and Exchange Commission.

MEMBERS OF THE COMPENSATION COMMITTEE

Nicholas Sokolow (Chairman)
David A. Jones

Summary Compensation Table

The following summary compensation table sets forth information concerning the annual and long-term compensation earned for the periods presented below by our Named Executive Officers and persons as to whom disclosure is required under the applicable rules of the Securities and Exchange Commission.

SUMMARY COMPENSATION TABLE
Name and Principal Position (a)	Year (b)	Salary (1) ($) (c)	Bonus ($) (d)		Stock Awards (2) ($) (e)		Option Awards (2) ($) (f)		Non-Equity Incentive Plan Compensation ($) (g)	Nonqualified Deferred Compensation Earnings (h)		All Other Compensation ($) (i)		Total ($) (j)
Albert W. Weggeman	2008	300,000	100,000	(3)	—		—		—	—		22,407	(9)	422,407
President and CEO	2007	300,000	—		75,000	(5)	3,114,274	(6)	—	294,835	(8)	19,179	(9)	3,803,288
	2006	75,000	75,000	(4)	—		2,217,363	(7)	—	—		39,383	(9)	2,406,746
Jonathan LaBarre	2008	205,000	45,000	(10)	—		—		—	—		22,407	(15)	272,407
CFO, Secretary, and Treasurer	2007	205,000	50,000	(11)	—		312,500	(13)	—	—		18,384	(15)	585,884
	2006	17,083	51,833	(12)	—		640,000	(14)	—	—		1,750	(15)	710,666
Paul Vesey	2008	200,000	190,000	(16)	—		—		—	—		22,734	(20)	412,734
President of Concord Steel	2007	180,000	80,000	(17)	—		—		—	—		24,885	(20)	284,885
	2006	53,090	125,000	(18)	285,833	(19)	—		—	—		107,787	(20)	571,710

(1)	Base salary payable pursuant to the terms of the Named Executive Officers’ respective employment agreements which are discussed under the heading “Employment Agreements” in this Proxy Statement.

(2)
The amounts in the ‘‘Stock Awards’’ and ‘‘Option Awards’’ column are calculated based on FAS 123R (excluding any estimate of forfeiture). They equal the aggregate dollar amount of compensation expense related to option and stock awards to each of the Named Executive Officers that was recognized in the Company’s 2008 financial statements. Under FAS 123R, a pro rata portion of the total expense at the time of grant is recognized over the vesting schedule of the grant. The initial expense is based on the fair value of the stock option grants as estimated using the Black-Scholes option-pricing model. The assumptions used to arrive at the Black-Scholes option pricing model values are disclosed in Note 12 Stockholders’ Equity to our consolidated financial statements included in our Form 10-K for the year ended December 31, 2008 which accompanies the Proxy Statement.

(3)
Discretionary cash bonus awarded by the Compensation Committee (bonus compensation paid or payable in 2009 which has been included as compensation earned in fiscal 2008) in the amount of $100,000, paid in cash upon the filing of the Company’s Form 10-K for the year ended December 31, 2008.  Additionally, the Company agreed to pay Mr. Weggeman an additional bonus of $100,000, payable in cash or equity at the option of the Company, subject to and upon the Company renewing its existing credit agreement or replacing such credit agreement with new financing

(4)	Represents discretionary cash bonus awarded by the Compensation Committee.

(5)
Represents the value of a stock bonus granted on February 6, 2008 (bonus compensation paid in 2008 which has been included as compensation earned in fiscal 2007) pursuant to the 2007 Stock Incentive Plan. The number of shares issued pursuant to the February 6, 2008 stock bonus award was calculated using the closing price on February 6, 2008 which was $6.60, as reported on OTC Pink Sheets Electronic Quotation Service.  11,364 shares of restricted common stock were granted to Mr. Weggeman on February 6, 2008 and fully vest if he is employed by the Company on February 6, 2011, subject to earlier vesting under certain circumstances.

(6)	Represents the value of options to purchase 498,284 shares of the Company's common stock at an exercise price of $6.25 pursuant to the 2007 Stock Incentive Plan.

(7)
Represents the value of non-plan options to purchase 498,284 shares of the Company's common stock at an exercise price of $3.20 per share. Effective December 27, 2007, the Company’s Board of Directors and Mr. Weggeman, agreed to cancel the non-plan options awarded to Mr. Weggeman in 2006 and replace with options awarded in 2007.

(8)
Effective December 27, 2007, the Company and Mr. Weggeman entered into a deferred compensation agreement discussed under the heading “Employment Agreements” in this Proxy Statement.  Pursuant to the deferred compensation agreement, Mr. Weggeman would be entitled to receive deferred compensation of up to $1,519,766 of which 19.4% shall be immediately vested.   Amounts vesting on or before October 1, 2009, shall be payable not later than October 31, 2009.

(9)
“Other Compensation” for (i) 2008 includes $13,207 in health benefits and $9,200 for 401(k) matching contributions, (ii) 2007 includes $9,384 in health benefits and $9,000 for 401(k) matching contributions and (iii) 2006 includes $33,333 for consulting services provided to the Company prior to the commencement of Mr. Weggeman's employment with the Company and $6,050 for health benefits.

(10)	Discretionary cash bonus awarded by the Board of Directors (bonus compensation paid in 2009 which has been included as compensation earned in fiscal 2008).

(11)	Discretionary cash bonus awarded by the Compensation Committee (bonus compensation paid in 2008 which has been included as compensation earned in fiscal 2007).

(12)	Represents cash bonus awarded pursuant to the terms of Mr. LaBarre’s employment agreement.

(13)	Represents the value of options to purchase 50,000 shares of the Company's common stock at an exercise price of $6.25 pursuant to the 2007 Stock Incentive Plan.

(14)
Represents the value of non-plan options to purchase 50,000 shares of the Company's common stock at an exercise price of $12.80 per share. Effective December 27, 2007, the Company’s Board of Directors and Mr. LaBarre, agreed to cancel the non-plan options awarded to Mr. LaBarre in 2006 and replace with options awarded in 2007.

(15)
“Other Compensation” for (i) 2008 includes $13,207 in health benefits and $9,200 for 401(k) matching contributions, (ii) 2007 includes $9,384 in health benefits and $9,000 for 401(k) matching contributions and (iii) 2006 includes $1,750  in health benefits.

(16)	Represents cash bonus awarded pursuant to the terms of Mr. Vesey’s employment agreement.

(17)	Represents cash bonus awarded pursuant to the terms of Mr. Vesey’s employment agreement.

(18)	Represents cash bonus awarded pursuant to the terms of Mr. Vesey’s employment agreement.

(19)	Represents the value of a stock award granted pursuant to the terms of Mr. Vesey’s employment agreement.

(20)
“Other Compensation” for (i) 2008 includes $8,174 for health and life insurance benefits, $6,960 for vehicle allowance and $7,200 in 401(k) matching contributions, (ii) 2007 includes $10,725 for health and life insurance benefits, $6,960 for vehicle allowance and $7,200 in 401(k) matching contributions and (iii) 2006 includes $100,000 for closing the acquisition of Concord Steel, $1,737 for three months of vehicle allowance and $6,050 for health benefits.

Grants of Plan-Based Awards

The following table contains certain information regarding grants of plan based awards in fiscal year 2008 under the 2007 Annual Incentive Plan for bonuses and 2007 Stock Incentive Plan for stock awards to each of the Named Executive Officers.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option
Name (a)	Grant Date(b)	Threshold ($)(c)	Target $(d)	Maximum ($)(e)	Threshold ($)(f)	Target $(g)	Maximum ($)(h)	Stock or Units (#)(i)	Options (#)(j)	Awards ($/Sh)(k)
Albert W. Weggeman (1)	2/6/2008	—	—	—	—	—	—	11,364	—	—

(1)
Effective February 6, 2008, the Company issued to Mr. Weggeman, a restricted stock award of 11,364 shares of common stock pursuant to the Company's 2007 Stock Incentive Plan in lieu of a cash bonus for fiscal year 2007. The number of shares issued pursuant to the February 6, 2008 stock bonus award was calculated using the closing price on February 6, 2008 which was $6.60, as reported on OTC Pink Sheets Electronic Quotation Service.  11,364 shares of restricted common stock were granted to Mr. Weggeman on February 6, 2008 and fully vest if he is employed by the Company on February 6, 2011, subject to earlier vesting under certain circumstances.

Outstanding Equity Awards at Fiscal Year End

The following table contains certain information concerning stock options and stock awards held by the Named Executive Officers at December 31, 2008.

	Option Awards					Stock Awards
Name(a)	Number of Securities Underlying Unexercised Options (#) Exercisable(b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexcercised Unearned Options (#)(d)	Option Exercise Price ($)(e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#)(g)	Market Value of Shares or Units of Stock That Have Not Vested ($)(h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(j)
Albert W. Weggeman (1)	179,936	318,348	—	6.25	10/03/2016	—	—	—	—
Albert W. Weggeman (2)	—	—	—	—	—	—	—	11,364	71,025
Albert W. Weggeman (3)	—	—	—	—	—	—	—	480,000	3,000,000
Jonathan LaBarre (4)	16,666	33,334	—	6.25	10/03/2016	—	—	—	—
Paul Vesey	—	—	—	—	—	—	—	—	—

(1)
Options to purchase shares of common stock vest and become exercisable as follows: (i) 221,459 shares are immediately vested and exercisable, (ii) 69,206 options to purchase shares of common stock shall vest and become exercisable in 10 equal consecutive monthly tranches commencing on January 3, 2009; provided, that, upon the occurrence of a Change-of-Control Event as defined in the 2007 Stock Incentive Plan, the vesting of such 69,206 options to purchase shares of common stock shall accelerate and they shall automatically vest, to the extent not previously vested, immediately prior to the effective time of such Change-of-Control Event, and (iii) 249,142 options to purchase shares of common stock shall vest and become exercisable upon the occurrence of both of the following events: (A) the Company's common stock reaching a price of at least $25.60 per share (subject to adjustment for stock splits and similar events) for 20 consecutive trading days, and (B) the aggregate amount of Adjusted EBITDA for any four consecutive calendar quarters, commencing with the calendar quarter beginning January 1, 2008, being not less than $70,000,000; provided, that, if the conditions specified in clauses (A) and (B) of this clause (iii) have not been satisfied on or before the fourth anniversary of the date of grant of such options, then the options described in this clause (iii) shall have lapsed without vesting. The 249,142 options to purchase shares of common stock acquirable under clause (iii) described above may not be sold or otherwise transferred (except on the death of Mr. Weggeman) prior to December 27, 2011.

(2)	11,364 shares of restricted common stock fully vest if Mr. Weggeman is employed by the Company on February 6, 2011, subject to earlier vesting under certain circumstances.

(3)
Mr. Weggeman shall earn shares of restricted common stock on the following basis: (i) $1,000,000 of restricted common stock upon the Company achieving Adjusted EBITDA of at least $25,000,000 in a fiscal year of the Company commencing after fiscal year ended December 31, 2007; (ii) $1,000,000 of restricted common stock upon the Company achieving annual Adjusted EBITDA of at least $50,000,000 in a subsequent fiscal year of the Company; and (iii) $1,000,000 of restricted common stock upon the Company achieving annual Adjusted EBITDA of at least $75,000,000 in a subsequent fiscal year of the Company. Each of the grants specified in (i)−(iii) above are one−time grants which vest on the date on which the Company’s Form 10−K is filed in respect of the fiscal year for which the grant is being made and the grant price will be the closing price of the common stock of the Company on the principal exchange on which it is traded on such date.

(4)
Options to purchase 25,000 shares of common stock vest and become exercisable as follows: (i) 16,667 options are immediately vested and exercisable; and (ii) 8,333 options vest on December 1, 2009; provided, that upon the occurrence of a Change-of-Control Event as defined in the 2007 Stock Incentive Plan, the vesting of such 8,333 options shall accelerate, and they shall automatically vest, to the extent not previously vested, immediately prior to the effective time of such Change-of-Control Event. The other 25,000 options vest and become exercisable upon the occurrence of both of the following events: (A) the Company's common stock reaching a price of at least $25.60 per share (subject to adjustment for stock splits and similar events) for 20 consecutive trading days, and (B) the aggregate amount of Adjusted EBITDA for any four consecutive calendar quarters, commencing with the calendar quarter beginning January 1, 2008, being not less than $70,000,000; provided, that if the conditions specified in clauses (A) and (B) above have not been satisfied on or before the fourth anniversary of the date of grant of such options, the options described in this sentence shall have lapsed without vesting. The shares of common stock acquirable on exercise of these options may not be sold or otherwise transferred (except on the death of Mr. LaBarre) prior to December 27, 2011.

Option Exercises and Stock Vested During Fiscal 2008

The following table contains certain information concerning stock options and stock awards that vested by the Named Executive Officers at December 31, 2008.

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)
Albert W. Weggeman	—	—	83,047	519,044
Jonathan LaBarre	—	—	8,333	52,081

Pension Benefits - Fiscal 2008

There were no pension benefits earned by our Named Executive Officers during the year ended December 31, 2008.

Nonqualified Deferred Compensation - Fiscal 2008

The following table contains certain information concerning deferred compensation that vested by the Named Executive Officer at December 31, 2008.

Non-Qualified Deferred Compensation
Name (a)	Executive Contributions in Last Fiscal Year ($) (b)	Registrant Contributions in Last Fiscal Year ($) (c)	Aggregate Earnings in Last Fiscal Year ($) (d)		Aggregate Withdrawls/ Distributions ($) (e)	Aggregate Balance at Last Fiscal Year End ($) (f)
Albert W. Weggeman (1)	—	—	294,835	(2)	—	294,835

(1)
Effective December 27, 2007, the Company and Mr. Weggeman entered into a deferred compensation agreement discussed under the heading “Employment Agreements” in this Proxy Statement.  Pursuant to the deferred compensation agreement, Mr. Weggeman would be entitled to receive deferred compensation of up to $1,519,766 of which 19.4% shall be immediately vested.

(2)	Such amount is reported as compensation to Mr. Weggeman on the Summary Compensation Table in this Proxy Statement.

Potential Payments Upon Termination or Change of Control

The tables below reflect the amount of compensation to each of the Named Executive Officers of the Company in the event of termination of such executive’s employment. The amount of compensation payable to each Named Executive Officer upon voluntary termination; retirement; involuntary not-for-cause termination; involuntary for cause termination; termination following a change of control; retention following a change of control and in the event of disability or death of the executive is shown below. The amounts shown assume that such termination was effective as of December 31, 2008, and thus includes amounts earned through such time and are estimates of the amounts which would be paid out to the executives upon their termination. The actual amounts to be paid out can only be determined at the time of such executive’s separation from the Company.

Payments Made Upon Termination

Regardless of the manner in which a Named Executive Officer’s employment terminates, he may be entitled to receive amounts earned during his term of employment.

Payments Made Upon Retirement

In the event of the retirement of a Named Executive Officer, no additional benefits are paid.

Payments Made Upon a Change of Control

Upon a change of control, in addition to the benefits listed under the heading “Payments Made Upon Termination”, stock option and restricted stock awards granted to the Named Executive Officers under our 2007 Stock Incentive Plan will generally automatically vest become exercisable except to the extent such awards are not assumed by the successor company or replaced with a comparable award.

Generally, pursuant to the 2007 Stock Incentive Plan, a change of control is deemed to occur in the event that:

•	the current members of the Board cease to constitute a majority of the Board; or

•
the Company shall have been sold by either (i) a sale of all or substantially all its assets, or (ii) a merger or consolidation, other than any merger or consolidation pursuant to which the Company acquires another entity, or (iii) a tender offer, whether solicited or unsolicited.

Albert W. Weggeman

The following table shows the potential payments upon termination or a change of control of the Company for Albert W. Weggeman, the Company’s President and Chief Executive Officer.

Type of Compensation	Voluntary Termination on 12/31/08 ($)	Without Cause Termination on 12/31/08 ($)		Change-in-Control and Termination on 12/31/08 ($)		Change in Control Retention on 12/31/08 ($)
Cash Severance Salary	—	300,000	(1)	—		—
Stock Options	—	—		0	(2)	—
Restricted Stock	—	71,023	(3)	71,023	(3)	—
Total	—	371,023		71,023		—

(1)	Mr. Weggeman would be entitled to receive one year base salary pursuant to the terms of his employment agreement which is discussed under the heading “Employment Agreements” in this Proxy Statement.

(2)	Represents the value of unvested options to purchase 27,682 shares of common stock at an exercise price of $6.25 per option, using the December 31, 2008 market price of $3.25 per share of common stock

(3)	Represents the value of 11,364 unvested shares of restricted stock granted on February 6, 2008 and valued using the December 31, 2008 market price of $3.25 per share of common stock.

Jonathan LaBarre

The following table shows the potential payments upon termination or a change of control of the Company for Jonathan LaBarre, the Company’s Chief Financial Officer, Secretary and Treasurer.

Type of Compensation	Voluntary Termination on 12/31/08 ($)	Without Cause Termination on 12/31/08 ($)		Change-in-Control and Termination on 12/31/08 ($)		Change in Control Retention on 12/31/08 ($)
Cash Severance Salary	—	205,000	(1)	—		—
Stock Options	—	—		0	(2)	—
Total	—	205,000	(1)	—		—

(1)	Mr. LaBarre would be entitled to receive one year base salary pursuant to the terms of his employment agreement which is discussed under the heading “Employment Agreements” in this Proxy Statement.

(2)	Represents the value of unvested options to purchase 33,334 shares of common stock at an exercise price of $6.25 per option, using the December 31, 2008 market price of $3.25 per share of common stock

Paul Vesey

The following table shows the potential payments upon termination or a change of control of the Company for Paul Vesey, the Company’s President of Concord Steel.

Type of Compensation	Voluntary Termination on 12/31/08 ($)	Without Cause Termination on 12/31/08 ($)		Change-in-Control and Termination on 12/31/08 ($)		Change in Control Retention on 12/31/08 ($)
Cash Severance Salary	—	350,000	(1)	350,000	(1)	350,000	(1)
Total	—	350,000		350,000		350,000

(1)
Mr. Vesey would be entitled to receive one year and nine months base salary of $200,000 per year pursuant to the terms of his employment agreement which is discussed under the heading “Employment Agreements” in this Proxy Statement.

EMPLOYMENT AGREEMENTS

Albert W. Weggeman

On September 22, 2006, we entered into an employment agreement with Albert W. Weggeman which provides that he will serve as our President and Chief Executive Officer for a three year term that commenced on October 3, 2006, subject to earlier termination as set forth in the employment agreement. The employment agreement provides for a base salary of $300,000. The Compensation Committee and the Board of Directors shall review Mr. Weggeman’s base salary annually and, based on a number of factors, including, without limitation, Stamford Industrial Group’s performance and Mr. Weggeman’s performance, may in their sole and absolute discretion, increase Mr. Weggeman’s base salary. In addition, Mr. Weggeman is entitled to receive annual and other bonuses payable in cash or equity as may be determined in the sole discretion of the Compensation Committee and the Board of Directors.

In the event Mr. Weggeman’s employment is terminated by Stamford Industrial Group without “cause” (as such term is defined in his employment agreement) or if Stamford Industrial Group fails to renew or extend the term of his employment agreement, and the Stamford Industrial Group so elects, and Mr. Weggeman has complied with the terms of his employment agreement, Stamford Industrial Group may continue to pay Mr. Weggeman his base compensation for up to an additional 12 months. In addition, Mr. Weggeman’s employment agreement may be terminated at Stamford Industrial Group’s option for “cause” (as such term is defined in his employment agreement).

Mr. Weggeman’s employment agreement contains a non-competition covenant and non-solicitation provisions (relating to Stamford Industrial Group’s employees and customers) effective during the term of his employment and for one year after any termination of Mr. Weggeman’s employment and for the duration of any extended severance period in the event of termination of employment without cause due to failure to renew or extend the employment agreement.

Effective December 27, 2007, the Company’s Board of Directors and Mr. Albert W. Weggeman, agreed to cancel non-plan options to purchase 498,284 shares of the Company's common stock at an exercise price of $3.20 per share, which were granted to Mr. Weggeman pursuant to the terms of his employment agreement dated as of September 22, 2006, and award to Mr. Weggeman options under the Company's 2007 Stock Incentive Plan to purchase 498,284 shares of common stock at an exercise price of $6.25 per share, which was the closing price of the common stock as reported by the OTC Pink Sheet Electronic Quotation Service on December 27, 2007. Options to purchase (i) 221,459 shares are immediately vested and exercisable, (ii) 27,682 shares shall vest and become exercisable in 4 equal consecutive monthly tranches commencing on July 3, 2008; provided, that, upon the occurrence of a Change-of-Control Event as defined in the 2007 Stock Incentive Plan, the vesting of such 27,682 shares shall accelerate and they shall automatically vest, to the extent not previously vested, immediately prior to the effective time of such Change-of-Control Event, and (iii) 249,142 shares shall vest and become exercisable upon the occurrence of both of the following events: (A) the Company's common stock reaching a price of at least $25.60 per share (subject to adjustment for stock splits and similar events) for 20 consecutive trading days, and (B) the aggregate amount of Adjusted EBITDA for any four consecutive calendar quarters, commencing with the calendar quarter beginning January 1, 2008, being not less than $70,000,000; provided, that, if the conditions specified in clauses (A) and (B) of this clause (iii) have not been satisfied on or before the fourth anniversary of the date of grant of such options, then the options described in this clause (iii) shall have lapsed without vesting. The 249,142 shares acquirable under clause (iii) described above may not be sold or otherwise transferred (except on the death of Mr. Weggeman) prior to December 27, 2011.

Also effective December 27, 2007, the Company and Mr. Weggeman entered into a deferred compensation agreement pursuant to which Mr. Weggeman would be entitled to receive deferred compensation of up to $1,519,766, which may be reduced if the stock price at the time of distribution is less than $6.25. The deferred compensation shall vest on the following basis: (i) 19.4% shall be immediately vested; (ii) 30.6% shall vest in twenty-two equal monthly consecutive tranches commencing on December 27, 2007, subject to Mr. Weggeman being employed by the Company on each vesting date; (iii) up to 50.0% shall vest as follows, provided that Mr. Weggeman is actively employed as of the vesting date: (A) 16.7% shall vest as of March 31, 2008, if the Company’s Adjusted EBITDA, for the year ending December 31, 2007 (“Year 1”) is not less than $13,800,000 (the “Year 1 Target”); if the Year 1 Target is not achieved, and if the sum of the Company’s Adjusted EBITDA for the years ending December 31, 2007 and 2008 is not less than the sum of the Year 1 Target plus the Year 2 Target (as defined below), then such 16.7% shall vest as of March 31, 2009; (B) 16.7% shall vest as of March 31, 2009, if the Company’s Adjusted EBITDA for the year ending December 31, 2008 (“Year 2”) is not less than $15,700,000 (the “Year 2 Target”); if the Year 2 Target is not achieved, and if the sum of the Company’s Adjusted EBITDA for the years ending December 31, 2008 and 2009 is not less than the sum of the Year 2 Target plus the Year 3 Target (as defined below), then such 16.7% shall vest as of March 31, 2010; (C) 16.6% shall vest as of March 31, 2010, if the Company’s Adjusted EBITDA for the year ending December 31, 2009 (“Year 3”) is not less than $17,200,000 (the “Year 3 Target”); if (i) the Year 3 Target is not achieved, and (ii) the Company renews the employment agreement of Mr. Weggeman for another three-year term, and (iii) the sum of the Company’s Adjusted EBITDA for the years ending December 31, 2009 and 2010 is not less than the sum of the Year 3 Target plus the Year 4 Target (as defined hereinafter), then such 16.6% shall vest as of March 31, 2011. “Year 4 Target” means an amount of the Company’s Adjusted EBITDA for the year ending December 31, 2010 that will be agreed upon by the parties in the renewed employment agreement, if any. Amounts vesting on or before October 1, 2009, shall be payable not later than October 31, 2009. Amounts vesting after October 1, 2009, shall be payable promptly after vesting. Payments shall be made in cash or in common stock of the Company, as determined by the Compensation Committee in its absolute discretion.

Also effective December 27, 2007, the Company and Mr. Weggeman agreed to cancel the restricted stock award that was granted to Mr. Weggeman pursuant to the terms of his employment agreement dated as of September 22, 2006, and to issue to Mr. Weggeman a new restricted stock award pursuant to the Company's 2007 Stock Incentive Plan. Under the new award, Mr. Weggeman shall earn shares of restricted common stock on the following basis: (i) $1,000,000 of Restricted Stock upon the Company achieving Adjusted EBITDA of at least $25,000,000 in a fiscal year of the Company commencing after fiscal year ended December 31, 2007; (ii) $1,000,000 of restricted common stock upon the Company achieving annual Adjusted EBITDA of at least $50,000,000 in a subsequent fiscal year of the Company; and (iii) $1,000,000 of restricted common stock upon the Company achieving annual Adjusted EBITDA of at least $75,000,000 in a subsequent fiscal year of the Company. Each of the grants specified in (i)−(iii) above are one−time grants which vest on the date on which the Company’s Form 10−K is filed in respect of the fiscal year for which the grant is being made and the grant price will be the closing price of the common stock of the Company on the principal exchange on which it is traded on such date.

During the term of his employment, Mr. Weggeman shall be entitled to participate in or benefit from, in accordance with the eligibility and other provisions thereof, Stamford Industrial Group’s medical insurance and other fringe benefit plans or policies as it may make available to, or have in effect for, its personnel with commensurate duties from time to time. Stamford Industrial Group retains the right to terminate or alter any such plans or policies from time to time. Mr. Weggeman shall also be entitled to four weeks paid vacation each year, sick leave and other similar benefits in accordance with policies of Stamford Industrial Group from time to time in effect for personnel with commensurate duties.

Jonathan LaBarre

On December 1, 2006, we entered into an employment agreement with Jonathan LaBarre which provides that he will serve as our Chief Financial Officer and Principal Financial Officer for a three year term, subject to earlier termination as set forth in the employment agreement. The employment agreement provides for a base salary of $205,000 and a one-time bonus in the amount of $45,000 payable upon the filing of the Company’s annual report on Form 10-K for the year ended December 31, 2006. The Compensation Committee and the Board of Directors shall review Mr. LaBarre’s base salary annually and, based on a number of factors, including, without limitation, Stamford Industrial Group’s performance and Mr. LaBarre’s performance, may in their sole and absolute discretion, increase Mr. LaBarre’s base salary. In addition, Mr. LaBarre is entitled to receive annual and other bonuses payable in cash or equity as may be determined in the sole discretion of the Compensation Committee and the Board of Directors.

In the event Mr. LaBarre’s employment is terminated by Stamford Industrial Group without “cause” (as such term is defined in his employment agreement) or if Stamford Industrial Group fails to renew or extend the term of his employment agreement, and the Stamford Industrial Group so elects, and Mr. LaBarre has complied with the terms of his employment agreement, Stamford Industrial Group may continue to pay Mr. LaBarre his base compensation for up to an additional 12 months. In addition, Mr. LaBarre’s employment agreement may be terminated at Stamford Industrial Group option for “cause” (as such term is defined in his employment agreement).

Mr. LaBarre’s employment agreement contains a non-competition covenant and non-solicitation provisions (relating to Stamford Industrial Group employees and customers) effective during the term of his employment and for one year after any termination of Mr. LaBarre’s employment and for the duration of any extended severance period in the event of termination of employment without cause due to failure to renew or extend the employment agreement.

Effective December 27, 2007, the Company’s Board of Directors and Mr. Jonathan LaBarre, agreed to cancel options awarded to Mr. LaBarre under the Company's 1999 Equity Incentive Plan and pursuant to the terms of his employment agreement dated as of December 1, 2006, to purchase 50,000 shares of the Company's common stock at an exercise price of $12.80 per share and award to Mr. LaBarre options under the Company’s 2007 Stock Incentive Plan to purchase 50,000 shares of stock at an exercise price of $6.25 per share, which was the closing price of the common stock as reported by the OTC Pink Sheet Electronic Quotation Service on December 27, 2007. Options to purchase 25,000 shares vest and become exercisable as follows: 16,666 options vest immediately and 8,333 options vest on December 1, 2009; provided, that upon the occurrence of a Change-of-Control Event as defined in the 2007 Stock Incentive Plan, the vesting of such 8,333 options shall accelerate, and they shall automatically vest, to the extent not previously vested, immediately prior to the effective time of such Change-of-Control Event. The other 25,000 options vest and become exercisable upon the occurrence of both of the following events: (A) the Company's common stock reaching a price of at least $25.60 per share (subject to adjustment for stock splits and similar events) for 20 consecutive trading days, and (B) the aggregate amount of Adjusted EBITDA for any four consecutive calendar quarters, commencing with the calendar quarter beginning January 1, 2008, being not less than $70,000,000; provided, that if the conditions specified in clauses (A) and (B) above have not been satisfied on or before the fourth anniversary of the date of grant of such options, the options described in this sentence shall have lapsed without vesting. The shares of common stock acquirable on exercise of these options may not be sold or otherwise transferred (except on the death of Mr. LaBarre) prior to December 27, 2011.

During the term of his employment, Mr. LaBarre shall be entitled to participate in or benefit from, in accordance with the eligibility and other provisions thereof, Stamford Industrial Group medical insurance and other fringe benefit plans or policies as it may make available to, or have in effect for, its personnel with commensurate duties from time to time. Stamford Industrial Group retains the right to terminate or alter any such plans or policies from time to time. Mr. LaBarre shall also be entitled to four weeks paid vacation each year, sick leave and other similar benefits in accordance with policies of Stamford Industrial Group from time to time in effect for personnel with commensurate duties.

Paul Vesey

On October 3, 2006, we entered into an employment agreement with Paul Vesey which provides that he will serve as the President and General Manager of Concord Steel for a three year term, subject to earlier termination as set forth in the employment agreement. The employment agreement provides for a base salary of $180,000 and a one-time bonus in the amount of $125,000, if Stamford Industrial Group exceeds revenues of $80,700,000 for the 2006 fiscal year, payable upon the filing of the Company’s annual report on Form 10-K for the year ended December 31, 2006. The Compensation Committee and the Board of Directors shall review Mr. Vesey’s base salary annually and, based on a number of factors, including, without limitation, Stamford Industrial Group performance and Mr. Vesey’s performance, may in their sole and absolute discretion, increase Mr. Vesey’s base salary. In addition, Mr. Vesey is entitled to receive annual and other bonuses payable in cash or equity as may be determined in the sole discretion of the Compensation Committee and the Board of Directors.

In the event Mr. Vesey’s employment is terminated by Stamford Industrial Group without “cause” (as such term is defined in his employment agreement), Mr. Vesey is entitled to receive his base compensation for the remainder of the term and all of his unvested stock awards shall vest at the end the applicable non-compete period as set forth in his employment agreement. In the event that Stamford Industrial Group fails to renew or extend the term of Mr. Vesey’s employment agreement, and Mr. Vesey has complied with the terms of the employment agreement, Stamford Industrial Group will continue to pay Mr. Vesey his base compensation for up to an additional 12 months. In addition, Mr. Vesey’s employment agreement may be terminated at Stamford Industrial Group’s option for “cause” (as such term is defined in his employment agreement).

Mr. Vesey’s employment agreement contains a non-competition covenant and non-solicitation provisions (relating to Stamford Industrial Group’s employees and customers) effective during the term of his employment and for one year after any termination of Mr. Vesey’s employment and for the duration of any extended severance period in the event of termination of employment without cause due to failure to renew or extend the employment agreement.

Pursuant to the terms of the employment agreement, Mr. Vesey received the following amounts of Restricted Stock under Stamford Industrial Group’s 1999 Equity Incentive Plan: (i) 29,412 shares of Restricted Stock, which shall vest upon the occurrence of any of the following: (i) the Company achieving revenues of at least $90,000,000 for the fiscal year ending December 31, 2007, (ii) the Company achieving gross profit of at least $18,600,000 for the fiscal year ending December 31, 2007 or (iii) the Company achieving EBITDA of at least $14,800,000 for the fiscal year ending December 31, 2007 and (ii) 2,353 shares of fully vested Restricted Stock upon the commencement date. The grant specified in (i) above is a one-time grant which vests on the date on which the Company’s Form 10-K is filed in respect of the fiscal year for which the grant is being made and the grant price will be the closing price of shares of Stamford Industrial Group’s common stock on the principal exchange on which it is traded on such date. Additionally, pursuant to the terms of the employment agreement, Mr. Vesey agreed not to sell, pledge, hypothecate or otherwise transfer the Restricted Stock within a one year period after grant without the consent of the Board of Directors.

During the term of his employment, Mr. Vesey shall be entitled to participate in or benefit from, in accordance with the eligibility and other provisions thereof, Stamford Industrial Group’s medical insurance and other fringe benefit plans or policies as it may make available to, or have in effect for, its personnel with commensurate duties from time to time. Stamford Industrial Group retains the right to terminate or alter any such plans or policies from time to time. Mr. Vesey shall also be entitled to four weeks paid vacation each year, sick leave and other similar benefits in accordance with policies of Stamford Industrial Group from time to time in effect for personnel with commensurate duties.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During fiscal 2008, none of the members of our Compensation Committee, (i) served as an officer or employee of Stamford Industrial Group or its subsidiaries, (ii) was formerly an officer of Stamford Industrial Group or its subsidiaries or (iii) entered into any transactions with Stamford Industrial Group or its subsidiaries. During fiscal 2008, none of our executive officers (i) served as a member of the compensation committee (or other board committee performing similar functions or, in the absence of any such committee, the board of directors) of another entity, one of whose executive officers served on our Compensation Committee, (ii) served as director of another entity, one of whose executive officers served on our Compensation Committee, or (iii) served as member of the compensation committee (or other board committee performing similar functions or, in the absence of any such committee, the board of directors) of another entity, one of whose executive officers served as a director of Stamford Industrial Group.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers and any persons who own more than 10% of our capital stock to file with the Securities and Exchange Commission (and, if such security is listed on a national securities exchange, with such exchange), various reports as to ownership of such capital stock. Such persons are required by Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely upon reports and representations submitted by the directors, executive officers and holders of more than 10% of our capital stock, all Forms 3, 4 and 5 showing ownership of and changes of ownership in our capital stock during the 2008 fiscal year were timely filed with the Securities and Exchange Commission.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On September 22, 2006, the Company entered into an Equity Compensation Agreement (the “Compensation Agreement”) with Kanders & Company, Inc. for prior strategic, consulting, investment banking and advisory services to the Company in connection with the Company’s asset redeployment strategy. As compensation for such past services, the Company agreed to issue to Kanders & Company 1,654,800 shares of its common stock. Pursuant to the terms and conditions of the Compensation Agreement, the Company granted “demand” and “piggyback” registration rights to Kanders & Company with respect to the shares of common stock that are issued under the Compensation Agreement.

Also, on September 22, 2006, the Company entered into a five year consulting agreement (the “Consulting Agreement”) with Kanders & Company, providing that Kanders & Company will render investment banking and financial advisory services to the Company on a non-exclusive basis, including strategic planning, assisting in the development and structuring of corporate debt and equity financings, introductions to sources of capital, guidance and advice as to (i) potential targets for mergers and acquisitions, joint ventures, and strategic alliances, including facilitating the negotiations in connection with such transactions, (ii) capital and operational restructuring, and (iii) shareholder relations. The Consulting Agreement provides for Kanders & Company to receive a fee equal to (i) $500,000 in cash per annum during the term of the Consulting Agreement, payable monthly, and (ii) 1% of the amount by which the Company’s revenues as reported in the Company’s Form 10-K, or if no such report is filed by the Company, as reflected in the Company’s audited financial statements for the fiscal year in question, exceeds $60,000,000, payable in shares of common stock of the Company (the “Stock Fee”) valued at the weighted average price of the Company’s common stock for the fiscal year in question. Upon a “change-in-control” (as defined in the Consulting Agreement), Kanders & Company will be entitled to a one-time lump sum cash payment equal to three times the average amount Kanders & Company received during the two fiscal years preceding such “change-in-control,” subject to certain limitations as set forth in the Consulting Agreement. Upon the death or permanent disability of Mr. Kanders, the Company agreed to make a one time lump sum cash payment to Kanders & Company equal to that amount Kanders & Company would be entitled to receive upon a “change-in control”. Upon payment of the amounts due to Kanders & Company either upon the occurrence of a “change-in-control”, or upon the death or permanent disability of Mr. Kanders, the Consulting Agreement will terminate. During the year ended December 31, 2008, Kanders & Company was issued a Stock Fee pursuant to the Consulting Agreement equal to 46,158 shares of the Company’s common stock.

In the opinion of Management, the rates, terms and consideration of the transactions with the related parties described above are at least as favorable as those we could have obtained in arms length negotiations or otherwise are at prevailing market prices and terms.

The Board of Directors has a general practice of requiring directors interested in a transaction not to participate in deliberations or to vote upon transactions in which they have an interest, and to be sure that transactions with directors, executive officers and major stockholders are on terms that align the interests of the parties to such agreements with the interests of the stockholders.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors does not intend to present any other matter for action at the Meeting other than as set forth in the Notice of Annual Meeting and this Proxy Statement. If any other matters properly come before the Meeting, it is intended that the shares represented by the proxies will be voted, in the absence of contrary instructions, in the discretion of the persons named in the proxy.

FORM 10-K

We will provide, without charge, to each stockholder as of the Record Date, upon our receipt of a written request of the stockholder, a copy of our Annual Report on Form 10-K for the year ended December 31, 2008, including the financial statements and schedules, as filed with the Securities and Exchange Commission. Stockholders should direct the written request to Stamford Industrial Group, Inc. c/o the Secretary at One Landmark Square, 21st Floor, Stamford, Connecticut 06901.

REQUIREMENTS FOR SUBMISSION OF STOCKHOLDER PROPOSALS,
NOMINATION OF DIRECTORS
AND OTHER BUSINESS OF STOCKHOLDERS

Under the rules of the Securities and Exchange Commission, if a stockholder wants us to include a proposal in our Proxy Statement and Proxy Card for presentation at our 2010 Annual Meeting, the proposal must be received by us at our principal executive offices at One Landmark Square, 21st Floor, Stamford, Connecticut 06901 by January 18, 2010 (or, if the 2010 Annual Meeting is called for a date not within 30 calendar days before or after June 23, 2010, within a reasonable time before we begin to print and mail our proxy materials for the Meeting). The proposal should be sent to the attention of the Secretary of Stamford Industrial Group, and must include the information and representations that are set out in Exchange Act Rule 14a-8.

Under our Bylaws, and as permitted by the rules of the Securities and Exchange Commission, certain procedures are provided that a stockholder must follow to nominate persons for election as directors or to introduce an item of business at a Meeting of our stockholders. These procedures provide that nominations for director nominees and/or an item of business to be introduced at a Meeting of our stockholders must be submitted in writing to the Secretary of the Company at our principal executive offices. Any written submission by a stockholder including a director nomination and/or item of business to be presented at a Meeting of our stockholders must comply with the procedures and such other requirements as may be imposed by our Bylaws, Delaware law, the rules and regulations of the Securities and Exchange Commission and must include the information necessary for the Board to determine whether the candidate qualifies as independent.

We must receive notice of the intention to introduce a director nomination or to present an item of business at our 2010 Annual Meeting (a) not less than ninety (90) days nor more than one hundred twenty (120) days prior to June 23, 2010 if our 2010 Annual Meeting is held within thirty  (30) days before or after June 23, 2010; or (b) not later than the close of business on the later of (x) ninety (90) days prior to June 23, 2010, or (y) the tenth (10th) day following the day on which the notice of Meeting was mailed or public disclosure of the date of the Meeting was made, whichever occurs first, in the event our 2010 Annual Meeting is not held within thirty (30) days before or after June 23, 2010.

Assuming that our 2010 Annual Meeting is held on schedule, we must receive notice of your intention to introduce a director nomination or other item of business at that Meeting not less than ninety (90) days nor more than one hundred twenty (120) days prior to June 23, 2010. If we do not receive notice within the prescribed dates, or if we meet other requirements of the Securities and Exchange Commission rules, the persons named as proxies in the proxy materials relating to that Meeting will use their discretion in voting the proxies when these matters are raised at the Meeting.

In addition, nominations or proposals not made in accordance herewith may be declared by the Non-Executive Chairman to have not been properly brought before the Annual Meeting and such nominations or proposals may be disregarded.

FOR THE BOARD OF DIRECTORS

JONATHAN LABARRE

SECRETARY

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by Stamford Industrial Group, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: M14864-Z49371 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

STAMFORD INDUSTRIAL GROUP, INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES LISTED.

Vote on Directors

1. Election of Directors

Nominees:

01) Warren B. Kanders
02) Nicholas Sokolow
03) David A. Jones

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please indicate if you plan to attend this meeting. ☐ Yes ☐ No

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M14865-Z49371

STAMFORD INDUSTRIAL GROUP, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF STOCKHOLDERS
JUNE 23, 2009

The stockholder(s) hereby appoint(s) Warren B. Kanders and Albert Weggeman, as proxies, each with full power of substitution, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Stamford Industrial Group, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders (the "Meeting") to be held at 10:00 a.m., Eastern Time, on June 23, 2009, at the Company Headquarters, One Landmark Square, 21st Floor, Stamford, CT 06901, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE TO THE BOARD OF DIRECTORS, INCLUDING ANY OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF, INCLUDING THE CONSIDERATION OF ANY PROCEDURAL MATTERS INCIDENT TO THE CONDUCT OF THE MEETING, SUCH AS THE POSTPONEMENT OF THE MEETING IN ORDER TO SOLICIT ADDITIONAL PROXIES TO VOTE IN FAVOR OF THE MATTERS PRESENTED AT THE MEETING.

Address Changes/Comments: ______________________________

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side